Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES THIRD QUARTER 2015 RESULTS

Third Quarter 2015 Highlights

•                  Cash available for distribution (“CAD”) of $0.26 per share.

•                  Third quarter 2015 cash dividend of $0.10 per common share.

•                  In October 2015, announced a definitive agreement to acquire an approximate 85% interest in The Townsend Group (“Townsend”), a leading global provider of investment management and advisory services focused on real assets.

•                  Raised $1.1 billion of capital in the non-traded companies year-to-date 2015, including $327 million in the third quarter.

•                  In October 2015, NorthStar Realty completed the spin-off of its European real estate business into a separate publicly-traded REIT, NorthStar Realty Europe Corp. (“NRE”).

•                  Total assets of managed companies as of September 30, 2015 of approximately $37.9 billion, including investments under contract or acquired by our managed companies subsequent to the third quarter 2015 and including the announced Townsend acquisition.

NEW YORK, NY, November 9, 2015 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results

NSAM reported CAD for the third quarter 2015 of $50.1 million, or $0.26 per share. Net income to common stockholders for the third quarter 2015 was $41.2 million, or $0.21 per diluted share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Executive Chairman, commented, “NSAM reported solid results in the third quarter 2015 from all of our managed companies, and these earnings did not reflect fees to be earned on over $1 billion of cash available for investment in our non-traded companies and in AHI, the vast majority of which has been committed and is in execution. Our distinct structure, which predominantly spans permanent life vehicles with effectively no outflows, continues to generate durable and recurring fees and will further be strengthened and diversified with the addition of The Townsend Group’s managed assets and advisory business.”

Al Tylis, Chief Executive Officer, commented, “We are extremely pleased with the announced acquisition of Townsend, which is the manager or adviser to approximately $180 billion of real assets and sits at the epicenter of the global real estate market.  This is a tremendous opportunity to partner with a premier global real estate asset management platform led by an experienced and talented management team that has cultivated deep relationships with a client roster that includes many of the world’s leading institutional investors.  In terms of our retail business, we continued to increase market share during the third quarter and we expect the fourth quarter will be our largest quarter of capital raising this year.  With $10 billion of capital to be raised from currently effective or in-registration products, we are enthusiastic about the organic growth prospects in our retail business.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base management fee of $49.0 million earned during the third quarter 2015.

•                  Incentive fee of $2.3 million earned during the third quarter 2015.

Annual Base Management Fee Calculation:	NRF	NRE	NRF post NRE spin- off
$ in millions
Annual Base Management Fee as of September 30, 2015	$196.0	$14.0	$182.0
7.1 million shares subsequent to September 30, 2015 from Forward Sale Agreement	3.6	—	3.6

November 4, 2015 Annual Base Management Fee	199.6	14.0	185.6

Remaining exchangeable note conversion shares	0.4	—	0.4
Pro forma Annual Base Management Fee	$200.0	$14.0	$186.0

Non-Traded Companies

•                  Total aggregate asset management and other fees of $27.7 million earned during the third quarter 2015.

•                  Cash available for investment of $509 million as of September 30, 2015.

•                  Total capital raised during the third quarter 2015 of $327 million.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns a 43% interest, has completed its offering and raised $1.9 billion of total capital.

•                  Cash available for investment of over $500 million as of September 30, 2015.

Non-Traded Company Summary Financial Information:

(amounts in millions)	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate	Total
Capital Raising Status	Completed July 2013	Completed Initial Offering in January 2015, Follow-On Offering Declared Effective in February 2015	Active	Initial Stage
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt
Offering Size	$1.1 billion(1)	$1.8 billion(1)	$1.65 billion(1)	$2.0 billion(1)	$6.55 billion

Capital Raised

Q3 2015	$11.1	$195.4	$120.2	—	$326.7
Year-to-date through 11-4-15	40.2	576.1	498.0	—	1,114.3
Inception-to-date through 11-4-15	1,236.5	1,552.6	806.1	—	3,595.2

Investments(2)

During Q3 2015	$45.1	$390.5	$208.1	—	$643.7
As of 9-30-15	2,010.9	2,512.4	1,218.8	—	5,742.1
Cash as of 9-30-15	54.0	257.4	197.4	0.2	509.0

Fees earned during the third quarter

Asset management fees	$5.9	$6.2	$3.5	—	$15.6
Acquisition fees	0.4	8.6	2.1	—	11.1
Disposition fees	0.6	0.1	0.3	—	1.0
Total fees	$6.9	$14.9	$5.9	$—	$27.7

(1) Represents dollar amounts of shares registered to offer pursuant to each company’s public offering and includes the follow-on public offering for NorthStar Healthcare.

(2) Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

NorthStar Securities, Broker Dealer

•                  Net selling commissions of $2.1 million earned during the third quarter 2015.

New Products

•                  In February 2015, the registration statement on Form S-11 related to the $2 billion initial public offering by NorthStar/RXR New York Metro Real Estate, Inc., a non-traded REIT focused on commercial real estate in the New York metro area and co-sponsored by NSAM and RXR Realty LLC, was declared effective by the SEC. In October 2015, NorthStar/RXR New York Metro filed an amended registration statement with the SEC to offer an additional class of common shares.  This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1 billion non-traded business development company, NorthStar Corporate Income, Inc., which confidentially filed with the SEC an amended registration statement on Form N-2. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $3 billion closed-end fund, NorthStar Global Corporate Income Fund, which in October 2015 filed with the SEC an amended registration statement on Form N-2 and will target corporate debt investments across a variety of industries globally. This information does not constitute an offer of any securities for sale.

•                  NSAM is sponsoring a $3 billion closed-end fund, NorthStar Real Estate Credit Fund, which in October 2015 filed with the SEC an initial registration statement on Form N-2 and will focus mainly on commercial real estate debt investments.  This information does not constitute an offer of any securities for sale.

Townsend Acquisition

On October 15, 2015, NSAM entered into a definitive agreement to acquire an approximate 85% interest in The Townsend Group for approximately $380 million. Founded in 1983, Townsend is the manager or advisor to approximately $180 billion of real assets, designing customized strategies and building distinctive portfolios for its world-class institutional investor base. Townsend’s management team will own the remainder of the business and will continue to direct day-to-day operations. Pro forma for the Townsend acquisition, NSAM’s assets under management will increase to approximately $38 billion. NSAM obtained a commitment for $500 million of financing from a third party which will be used to fund the transaction and for general corporate purposes, including repurchases of NSAM’s common stock. The transaction is expected to close in early 2016.

Liquidity, Financing and Capital Markets Highlights

As of November 4, 2015, unrestricted cash was approximately $149 million.

Stockholders’ Equity

As of November 4, 2015, NSAM had 196.0 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

In April 2015, the Board of Directors of NSAM authorized the repurchase of up to $400 million of its outstanding common stock. The repurchases will occur from time to time in the open market and/or in privately negotiated transactions as market conditions permit. The authorization will expire in April 2016, unless otherwise extended by NSAM’s Board of Directors.

In September 2015, NSAM entered into a call spread transaction related its share repurchase program with a notional amount of $100 million.

Earnings Conference Call

NSAM will host a conference call to discuss third quarter 2015 financial results on November 9, 2015, at 10:00 a.m. Eastern time.  Hosting the call will be David T. Hamamoto, Executive Chairman; Albert Tylis, Chief Executive Officer; Daniel R. Gilbert, Chief Investment and Operating Officer; and Debra A. Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 888-637-7748, or for international callers, by dialing 913-312-1279, and using passcode 237405.

A replay of the call will be available two hours after the call through November 15, 2015 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 237405.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, (1)
	2015	2014	2015	2014

Revenues
Asset management and other fees, related parties(2)	$78,994	$56,521	$230,731	$78,300
Selling commissions and dealer manager fees, related parties	29,104	27,149	87,364	61,010
Other income	17	318	851	699
Total revenues	108,115	83,988	318,946	140,009

Expenses
Commission expense	26,978	25,691	81,011	57,389
Transaction costs	492	—	867	24,476
Other expense	1,753	363	3,106	409
General and administrative expenses
Salaries and related expense	18,848	9,670	48,698	21,994
Equity-based compensation expense	14,558	16,541	43,178	30,286
Other general and administrative expenses	7,564	6,508	22,924	10,792
Total general and administrative expenses	40,970	32,719	114,800	63,072
Total expenses	70,193	58,773	199,784	145,346
Unrealized gain (loss) on foreign exchange	(137)	(310)	(422)	(310)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	37,785	24,905	118,740	(5,647)
Equity in earnings (losses) of unconsolidated ventures	(56)	(74)	(836)	(74)
Income (loss) before income tax benefit (expense)	37,729	24,831	117,904	(5,721)
Income tax benefit (expense)	3,825	(6,087)	(16,168)	(6,087)
Net income (loss)	41,554	18,744	101,736	(11,808)
Net (income) loss attributable to non-controlling interests	(381)	—	(771)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$41,173	$18,744	$100,965	$(11,808)

Earnings (loss) per share:
Basic	$0.21	$0.10	$0.51	$(0.06)
Diluted	$0.21	$0.10	$0.51	$(0.06)

Weighted average number of shares:
Basic	189,423,278	188,634,329	189,523,907	188,609,466
Diluted	193,800,569	193,609,970	193,820,435	188,609,466

Dividends per share of common stock	$0.10	$0.10	$0.30	$0.10

(1)         The consolidated financial statements for the three months ended September 30, 2015 and 2014 and nine months ended September 30, 2015 represent the Company’s results of operations following the NSAM Spin-off on June 30, 2014. The nine months ended September 30, 2014 includes: (i) the Company’s results of operations for the three months ended September 30, 2014, which represents the activity following the NSAM Spin-off; and (ii) the Company’s results of operations for the six months ended June 30, 2014, which represents a carve-out of NorthStar Realty’s historical financial information including revenues and expenses allocated to the Company, related to it’s historical asset management business. As a result, the nine months ended September 30, 2015 may not be comparable to the prior period presented.

(2)         NSAM began earning fees on July 1, 2014, in connection with the management agreement with NorthStar Realty.

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands)

	September 30, 2015 (unaudited)	December 31, 2014

Assets
Cash	$128,597	$109,199
Restricted cash	20,306	3,190
Receivables, related parties	89,915	77,626
Investments in unconsolidated ventures	87,493	54,480
Other assets	20,718	19,374
Total assets	$347,029	$263,869

Liabilities
Accounts payable and accrued expenses	$70,359	$49,116
Commission payable	5,651	12,164
Other liabilities	1,307	841
Total liabilities	77,317	62,121

Commitments and contingencies
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 4,213,156 and 3,738,314 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	42	37
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 193,711,384 and 192,947,856 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	1,937	1,930
Additional paid-in capital	299,931	276,874
Retained earnings (accumulated deficit)	(34,671)	(77,093)

Total NorthStar Asset Management Group Inc. stockholders’ equity	267,239	201,748
Non-controlling interests	2,473	—
Total equity	269,712	201,748
Total liabilities and equity	$347,029	$263,869

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreement with NorthStar Realty are determined using NorthStar Realty’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests attributable to the operating partnership and the following items: equity-based compensation, depreciation related items, foreign currency gains (losses), straight-line rent, adjustments for joint ventures, deferred tax (benefit) expense related to timing differences that will not reverse in the current year and transaction and other costs. In future periods, such adjustments may include amortization of deferred financing costs, impairment on goodwill and other intangible assets and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three and nine months ended September 30, 2015 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015

Net income (loss) attributable to common stockholders	$41,173	$100,965
Non-controlling interest attributable to the Operating Partnership	381	771

Adjustments:
Equity-based compensation (1)	14,558	43,178
Deferred tax (benefit) expense	(9,993)	(10,727)
Adjustment related to joint ventures (2)	2,492	8,581
Other (3)	1,465	3,613

CAD	$50,076	$146,381

CAD per share (4)	$0.26	$0.75

(1)         The three months ended September 30, 2015 includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the NSAM spin-off of $3.4 million, one-time grants of NSAM stock issued in connection with the NSAM spin-off of $7.6 million and annual grants of NSAM stock to certain employees of $3.5 million.  The nine months ended September 30, 2015 includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the NSAM spin-off of $11.7 million, one-time grants of NSAM stock issued in connection with the NSAM spin-off of $22.7 million and annual grants of NSAM stock to certain employees of $8.7 million.

(2)         The three months ended September 30, 2015 includes $0.2 million of equity-based compensation expense and $2.3 million of depreciation and amortization expense related to an unconsolidated venture. The nine months ended September 30, 2015 includes $1.8 million of equity-based compensation expense and $6.8 million of depreciation and amortization expense related to an unconsolidated venture.

(3)         The three months ended September 30, 2015 includes $0.5 million of depreciation and amortization expense, $0.1 million of straight-line rental expense, $0.7 million of one-time expenses and transaction costs and $0.1 million of foreign currency related adjustments. The nine months ended September 30, 2015 includes $1.4 million of depreciation and amortization expense, $0.5 million of straight-line rental expense, $1.4 million of one-time expenses and transaction costs and $0.4 million of foreign currency related adjustments.

(4)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

Public Company Management Contracts:

In connection with the spin-off of NRE, NSAM entered into a management agreement with NRE on terms substantially consistent with the terms of the NSAM’s management agreement with NorthStar Realty. NSAM’s management agreement with NorthStar Realty was amended and restated to, among other things, commensurately adjust the annual base management fee and incentive fee hurdles for the spin-off of NRE. NorthStar Realty’s annual base management fee was reduced by $14.0 million, effective as of November 1, 2015, commensurate with the base management fee that will be paid by NRE pursuant to its management agreement with NSAM.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee                             $186.0 million

Plus: After November 4, 2015:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty, including any shares issued as part of a forward sale agreement;

•                  equity issued by NorthStar Realty in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•                  any other issuances by NorthStar Realty of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NorthStar Realty in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          the portion of distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.68 per share and up to $0.78 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.78 per share;

•                  multiplied by the weighted average shares outstanding of NorthStar Realty for the calendar quarter.

In addition, NSAM will earn incentive fees from certain NorthStar Realty’s healthcare investments in connection with the long-term partnership, or the Healthcare Strategic Partnership, with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

NorthStar Realty Europe Management Contract Details:

Pro forma Annual Base Management Fee                             $14.0 million

Plus: After November 4, 2015:

1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NRE, including any shares issued as part of a forward sale agreement;

•                  equity issued by NRE in exchange or conversion of exchangeable or stock-settlable notes based on the stock price at the date of issuance;

•                  any other issuances by NRE of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NRE in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.30 per share and up to $0.36 per share; plus

•                  the product of (a) 25% and (b) CAD of NRE before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.36 per share;

•                  multiplied by the weighted average shares outstanding of NRE for the calendar quarter.

Non-Traded Companies Management Contract Details (1) (2) (3):

Registrant Effective
Asset Management and Other Fees:	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate

Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets

Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)

Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)

Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return (4)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return

Expense Reimbursement:

Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)

(1)         NorthStar Corporate Income, Inc. confidentially filed an amended registration statement on Form N-2 to the SEC, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)         NorthStar Global Corporate Income Fund filed an amended registration statement on Form N-2 with the SEC, seeking to raise up to $3.0 billion in a public offering of common stock for a closed-end fund that will be co-sponsored by NSAM and Och-Ziff Capital  Management Group, LLC. Any asset management and other fees incurred by NorthStar Global Corporate Income Fund will be shared between NSAM and Och-Ziff, as co-sponsors. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(3)         NorthStar Real Estate Credit Fund filed an initial registration statement on Form N-2 with the SEC in October 2015, seeking to raise up to $3.0 billion in a public offering of common stock for a CRE mortgage credit fund. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(4)         The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; our ability to expand our operations internationally; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty Finance Corp. (NorthStar Realty) and NorthStar Realty Europe Corp. (NRE); the ability of our sponsored non-traded companies to raise capital, in the maximum offering amount or at all, and whether any such capital raising during the fourth quarter of 2015 will be our largest quarter of capital raising in 2015; the ability of non-traded companies sponsored by AHI to raise and deploy capital; the organic growth prospects in our retail business; the timing and/or acceleration of and ability to raise capital through new proposed offerings, including NorthStar Real Estate Credit Fund, follow-on offerings or new sponsored companies with RXR Realty, Och-Ziff Capital, or at all; our ability to deploy capital of our sponsored non-traded companies, as well as our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, NRE, non-traded companies, new sponsored companies or otherwise; whether we will complete the Townsend transaction and obtain the related financing on the terms contemplated or at all; our ability to use any financing obtained for the contemplated uses, including stock repurchases, as well as our ability to comply with any limitations, restrictions or covenants in such financing agreements; the strength and value of Townsend’s brand and franchise; our distinct structure and our ability to strengthen and diversify it as a result of the Townsend transaction; Townsend’s ability to design customized strategies and build distinctive portfolios; Townsend’s ability to maintain or grow its client base of leading institutional investors, both domestically and globally; whether we and Townsend will be able to partner with each other to create value for our shareholders and Townsend clients, or at all; our ability to achieve strategic benefits from the Townsend transaction; whether the equity ownership of Townsend management team will be completed on the contemplated terms; the size and timing of offerings or capital raises by NorthStar Realty and NRE; the stability of our base management fees and the impact of the timing of any liquidity events for our non-traded companies; the diversity of our managed companies; our ability to source investment opportunities on behalf of our managed companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the scalability of NorthStar Realty’s investment platform, including its investments in private equity funds, healthcare real estate and commercial real estate loans; the diversification of NorthStar Realty’s and NRE’s respective portfolios; the anticipated strength and growth of our business, including expansion internationally, and our ability to sustain such growth; our ability to achieve powerful, continuous earnings growth and an extraordinarily durable, one-of-a-kind revenue model; our ability to complete any potential acquisitions; our ability to create substantial shareholder value; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any, including our ability to execute any repurchases through other alternatives and whether we will realize any benefits of such alternatives; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business and our managed companies, including the potential impact of rules recently proposed by the U.S. Department of Labor regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772